Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES QUARTERLY CASH DIVIDEND

Riverside, Calif. – October 29, 2009 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B., today announced a quarterly cash dividend of $0.01 per share on the Company’s outstanding shares of common stock.  Shareholders of the Company’s common stock at the close of business on November 20, 2009 will be entitled to receive the cash dividend.  The cash dividend will be payable on December 16, 2009.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman, President and CEO	Chief Operating Officer and
Chief Financial Officer

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